EXHIBIT 5.1


                 [Letterhead of Gallop, Johnson & Neuman, L.C.]



                                December 19, 2003



Maverick Tube Corporation
16401 Swingley Ridge Road
Seventh Floor
Chesterfield, Missouri 63017

Ladies and Gentlemen:

We have acted as counsel to Maverick Tube Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the
Prospectus (each, a "Prospectus Supplement"), by the Company of up to $250,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of the following types of securities:

         1. the Company's common stock, par value $0.01 per share (the "Common Stock");

         2. the Company's preferred stock, par value $0.01 per share (the "Preferred Stock");

         3. warrants to purchase Common Stock (the "Common Stock Warrants"), which would be issued under a stock warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Common Stock Warrant Agreement");

         4. warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), which would be issued under a stock warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Preferred Stock Warrant Agreement"); and

         5. the Company's debt securities (the "Debt Securities"), which would be issued under a senior indenture by and between the Company and J.P. Morgan Trust Company, National Association ("J.P. Morgan"), and/or a subordinated indenture by and between the Company and The Bank of New York (together with J.P. Morgan, the "Trustees"), as the same may be amended or supplemented from time to time (each, an "Indenture"), the forms of which are exhibits to the Registration Statement.

The Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants and the Debt Securities are referred to herein collectively as the "Securities."

The Company's board of directors has taken and will take from time to time corporate action relating to the issuance of the Securities (the "Corporate Proceedings"). Certain terms of the Preferred Stock, Common Stock Warrants, Preferred Stock Warrants and Debt Securities may be established or approved by the Board pursuant to Corporate Proceedings. In rendering the opinions expressed below, we have examined (a) the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Registration Statement; (d) resolutions of the board of directors of the Company; (e) the Registration Statement; and (f) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

We are licensed in Missouri and do not purport to be an expert on, or to express any opinion concerning, matters involving any law other than the laws of the State of Missouri, the federal laws of the United States and the General Corporation Law of the State of Delaware. For purposes of any opinion with respect to documents governed, or to be governed, by New York or any other state law, we have assumed, with your permission, that the law of the State of New York or such other state is identical to the law of the State of Missouri. The opinions expressed in this letter are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that:

         1. the Common Stock to be issued is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings, will be legally issued, fully paid and nonassessable;

         2. the Preferred Stock to be issued is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings, will be legally issued, fully paid and nonassessable;

         3. the Common Stock to be issued upon exercise of the Common Stock Warrants is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings and the Common Stock Warrant Agreement, will be legally issued, fully paid and nonassessable;

         4. the Preferred Stock to be issued upon exercise of the Preferred Stock Warrants, is duly authorized for issuance and, upon completion of the Corporate Proceedings, when issued and delivered in accordance with such Corporate Proceedings and the Preferred Stock Warrant Agreement, will be legally issued, fully paid and non-assessable;

         5. assuming the proper execution of each Indenture by all required signatories other than the Company, each Indenture is a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Debt Securities in accordance with such Corporate Proceedings and the applicable Indenture, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

         6. assuming the proper execution of the Common Stock Warrant Agreement by all required signatories other than the Company, upon execution of the Common Stock Warrant Agreement by all required signatories, the Common Stock Warrant Agreement will be a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Common Stock Warrants in accordance with such Corporate Proceedings and the Common Stock Warrant Agreement, the Common Stock Warrants will be legal, valid and binding obligations of the Company, entitled to the benefits of the Common Stock Warrant Agreement, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity);

         7. assuming the proper execution of the Preferred Stock Warrant Agreement by all required signatories other than the Company, upon execution of the Preferred Stock Warrant Agreement by all required signatories, the Preferred Stock Warrant Agreement will be a valid and binding instrument and, upon the completion of the Corporate Proceedings and the authentication, sale and delivery of the Preferred Stock Warrants in accordance with such Corporate
Proceedings and the Preferred Stock Warrant Agreement, the Preferred Stock Warrants will be legal, valid and binding obligations of the Company, entitled to the benefits of the Preferred Stock Warrant Agreement, including such terms as are established pursuant to the Corporate Proceedings (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                Very truly yours

                                /s/ Gallop, Johnson & Neuman, L.C.

                                GALLOP, JOHNSON & NEUMAN, L.C.